WS5227




















                           U.S. MONEY MARKET PORTFOLIO




                                    BY-LAWS

                           As Adopted August 15, 1994



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                               TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I -- Meetings of Holders  .  .  .  .  .  .  .  .  .  .  .  .  .     1
             -------------------

             Section 1.1       Fixing Record Dates   .  .  .  .  .  .  .    1
             Section 1.2       Records at Holder Meetings  .  .  .  .  .    1
             Section 1.3       Inspectors of Election   .  .  .  .  .  .    1
             Section 1.4       Proxies; Voting .  .  .  .  .  .  .  .  .    2


ARTICLE II -- Trustees   .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     2
              --------

             Section 2.1       Regular Meetings   .  .  .  .  .  .  .  .    2
             Section 2.2       Special Meetings   .  .  .  .  .  .  .  .    2
             Section 2.3       Notice .  .  .  .  .  .  .  .  .  .  .  .    2
             Section 2.4       Chairman; Records  .  .  .  .  .  .  .  .    2


ARTICLE III -- Officers  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     3
               --------

             Section 3.1       Officers of the Trust .  .  .  .  .  .  .    3
             Section 3.2       Election and Tenure   .  .  .  .  .  .  .    3
             Section 3.3       Removal of Officers   .  .  .  .  .  .  .    3
             Section 3.4       Bonds and Surety   .  .  .  .  .  .  .  .    3
             Section 3.5       Chairman, President and Vice Presidents .    3
             Section 3.6       Secretary .  .  .  .  .  .  .  .  .  .  .    4
             Section 3.7       Treasurer .  .  .  .  .  .  .  .  .  .  .    4
             Section 3.8       Other Officers and Duties   .  .  .  .  .    4


ARTICLE IV -- Miscellaneous .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     5
              -------------

             Section 4.1       Depositories .  .  .  .  .  .  .  .  .  .    5
             Section 4.2       Execution of Papers   .  .  .  .  .  .  .    5
             Section 4.3       Seal   .  .  .  .  .  .  .  .  .  .  .  .    5
             Section 4.4       Indemnification .  .  .  .  .  .  .  .  .    5
             Section 4.5       Distribution Disbursing Agents and the
                                 Like .  .  .  .  .  .  .  .  .  .  .  .    5


ARTICLE V -- Regulations; Amendment of By-Laws  .  .  .  .  .  .  .  .      6
             ---------------------------------

             Section 5.1       Regulations  .  .  .  .  .  .  .  .  .  .    6
             Section 5.2       Amendment and Repeal of By-Laws   .  .  .    6

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WS5227


                                    BY-LAWS

                                       OF

                          U.S. MONEY MARKET PORTFOLIO



                  These By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing 1~ PORTFOLIO (the "Trust"), dated as of June 15, 1993, as from time to time amended (the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE I

                              Meetings of Holders

                  Section 1.1. Fixing Record Dates. If the Trustees do not, prior to any meeting of the Holders, fix a record date, then the date of mailing notice of the meeting shall be the record date.

                  Section 1.2. Records at Holder Meetings. At each meeting of the Holders there shall be open for inspection, by the Holders, Trustees and officers, the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interest owned by such Holder on such record date.

                  Section 1.3. Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint Inspectors of Election. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any individual appointed as an Inspector of Election fails to appear or fails or refuses to so act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the individual acting as chairman of the meeting. The Inspectors of Election, if any, shall determine the Interest owned by each Holder, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and


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shall do such other acts as may be proper to conduct  the  election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

                  Section 1.4. Proxies; Voting. No proxy shall be valid after one year from the date of its execution, unless a longer period is expressly stated in such proxy.

                                   ARTICLE II

                                    Trustees

                  Section 2.1. Regular Meetings. The Trustees shall hold an annual and more frequent regular meetings for the transaction of any business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may provide from time to time.

                  Section 2.2. Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

                  Section 2.3. Notice. Notice of a meeting shall be given by mail or by telegram (which term shall include a cablegram) or delivered personally. If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram, telecopier or personally, such notice shall be sent or delivery made not later than 24 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                  Section 2.4. Chairman; Records. The Chairman, if any, shall act as Chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman of the Board and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.


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                                  ARTICLE III

                                    Officers

                  Section 3.1. Officers of the Trust. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. The Chairman shall be a Trustee, but no other officer of the Trust, including the President, need be a Trustee.

                  Section 3.2. Election and Tenure. At the initial organization meeting of the Trustees, the Trustees shall elect the Chairman, if any, the President, the Secretary, the Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. The officers shall hold office until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officer at any time.

                  Section 3.3. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

                  Section 3.4. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

                  Section 3.5. Chairman, President and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Holders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Holders and, in the absence of the Chairman, the President shall preside at all meetings of the Trustees. Subject to the direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power to attend, to act and to vote, on

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behalf of the Trust,  at any meeting of any business  organization  in which the
Trust holds an interest, or to confer such powers upon any other person, by executing any proxies duly authorizing such person. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

                  Section 3.6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and the Executive Committee, if any. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary. The Secretary shall be custodian of the seal of the Trust, if any, and (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a New York corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a New York corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

                  Section 3.7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall be responsible for the general supervision of the Trust's funds and property and for the general supervision of the Trust's custodian, and shall have and exercise, under the supervision of the Trustees and of the President, all powers and duties normally incident to his office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order and shall deposit all funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees or by any one or more Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Investment Manager and Administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

                  Section 3.8. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they

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assist and shall assist that officer in the duties of his office.  Each officer, employee and agent of the Trust shall have such other duties and authorities as may be conferred upon him by the Trustees or delegated to him by the President.

                                   ARTICLE IV

                                 Miscellaneous

                  Section 4.1. Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Investment Manager and Administrator) as the Trustees may from time to time authorize.

                  Section 4.2. Execution of Papers. Except as the Trustees may generally or in particular cases authorize, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, or the Treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.

                  Section 4.3. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a New York corporation.

                  Section  4.4.  Indemnification.  Insofar  as  the  conditional advancing of indemnification monies under Section 5.4 of the Declaration for actions based upon the 1940 Act may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

                  Section 4.5. Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.


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                                   ARTICLE V

                       Regulations; Amendment of By-Laws

                  Section   5.1.   Regulations.   The  Trustees  may  make  such
additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

                  Section 5.2. Amendment and Repeal of By-Laws. In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

                  The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust.

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